Exhibit 99.1

Fortune Brands Reports First Quarter Results; Reaffirms 2015 Annual EPS Outlook

Highlights from continuing operations:

  Q1 2015 sales increased 7 percent year-over-year to $951 million with Q1 2015 EPS of $0.25; EPS before charges/gains were $0.28, vs $0.27 in the prior-year quarter
  Company reaffirms full-year 2015 EPS before charges/gains outlook of $2.00 - $2.10 on sales growth of 9 – 10.5 percent, excluding the potential impact of the Norcraft acquisition
  Norcraft acquisition on track for Q2 close

DEERFIELD, Ill.--(BUSINESS WIRE)--April 30, 2015--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced first quarter 2015 results from continuing operations and reaffirmed its 2015 annual outlook for earnings per share, while slightly adjusting its outlook for sales.

“As we expected, the 2015 home products market growth was moderate in the first quarter. Regardless, our teams delivered profit growth that was right on plan,” said Chris Klein, chief executive officer, Fortune Brands. “We continue to anticipate accelerating new construction activity in the second half of the year. Based on that market assumption and solid execution of our plan in the first quarter, we are maintaining our full year profit outlook, while reducing the high end of our sales outlook due to the impact of currency.”

First Quarter 2015

For the first quarter of 2015, sales were $951 million, an increase of 7 percent over the first quarter of 2014. Earnings per share were $0.25, compared to $0.27 in the prior-year quarter. EPS before charges/gains were $0.28, compared to $0.27 the same quarter last year. Operating income was $67.3 million, compared to $69.3 million in the prior-year quarter. Operating income before charges/gains was $73.2 million, compared to $70.1 million the same quarter last year.

For each segment in the first quarter of 2015, compared to the prior-year quarter:

  Cabinet sales were even with the prior year, with the key dealer channel growing 8 percent offset by the timing of in-stock cabinet and vanities shipments and the impact of currency.
  Plumbing sales increased 8 percent, with growth across the U.S. wholesale and retail channels, and Canada.
  Door sales were up 5 percent with growth in both the wholesale and retail channels.
  Security sales increased 39 percent driven by the SentrySafe acquisition.

“The completion of capacity investments and the pending Norcraft acquisition position our cabinets segment well to leverage the improving housing market,” said Lee Wyatt, chief financial officer. “These actions also reflect our focus on driving incremental growth and shareholder value with our cash flow and balance sheet.”

Agreement to Acquire Norcraft

As previously announced, the Company has signed an agreement to acquire Norcraft, a leading, publicly-owned manufacturer of kitchen and bathroom cabinetry.

“Our disciplined growth strategy for our cabinets business includes being the best in North America by excelling in the most attractive areas of the cabinet market. Norcraft can help to build on our existing strengths and we see tremendous opportunity for accelerated growth by bringing these businesses together,” said Klein. “Norcraft has proven capabilities and great relationships in the dealer channel with strong operating management throughout their business. We intend to replicate the success we have had selling multiple product lines to dealers into the Norcraft relationships, as well as leverage Norcraft products into our existing relationships. In a few years this business could add more than $450 million in revenue and 20 cents of EPS annually.”

The transaction is subject to customary closing conditions and is on track to close in the second quarter of 2015. Upon completion of the recently launched tender offer, Norcraft will be merged into Fortune Brands’ cabinets business.

Annual Outlook for 2015

The Company’s 2015 annual outlook is based on a U.S. home products market growth assumption of 6 to 8 percent. Based on the Company’s expectation to continue outperforming the market, the Company reduced full-year 2015 net sales growth from a range of 9 to 11 percent to a range of 9 to 10.5 percent to reflect the impact of currency.

The Company reaffirmed its expectations for EPS before charges/gains to be in the range of $2.00 to $2.10, which compares to 2014 EPS before charges/gains of $1.74.

“The first quarter home products market performed as we expected. We plan for some improvement in the second quarter,” said Klein. “Due to the positive signs we are seeing in April and the natural lag for our businesses, we continue to look for the strongest market growth in the second half of the year.”

The Company’s outlook includes the impact of the 2014 acquisition of SentrySafe. The outlook does not include any potential impact from the pending Norcraft acquisition.

The Company expects to generate free cash flow of approximately $250 million for the full year 2015. The expected free cash flow is net of anticipated capital expenditures of approximately $130 million, as the Company invests in incremental capacity and infrastructure to support multi-year growth.

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that help fulfill the dreams of homeowners and help people feel more secure. The Company’s trusted brands include MasterBrand cabinets, Moen faucets, Therma-Tru entry door systems, and Master Lock and SentrySafe security products. Fortune Brands holds market leadership positions in all of its segments. Fortune Brands is part of the S&P MidCap 400 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance, the potential of our categories and brands, potential effects of past actions on future performance, the impact of acquisitions, expected free cash flow and capital expenditures, and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including but not limited to: (i) our reliance on the North American home improvement, repair and new home construction activity levels, (ii) the North American and global economies, (iii) risk associated with entering into potential strategic acquisitions and integrating acquired companies, (iv) our ability to remain competitive, innovative and protect our intellectual property, (v) our reliance on key customers and suppliers, (vi) the cost and availability associated with our supply chains and the availability of raw materials, (vii) risk of increases in our postretirement benefit-related costs and funding requirements, (viii) compliance with tax, environmental and federal, state, and international laws and industry regulatory standards, and (ix) the risk of doing business internationally. These and other factors are discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission. In addition, this press release contains certain forward-looking statements that involve risks and uncertainties associated with the transaction between Fortune Brands Home & Security, Inc. ("FBHS") and Norcraft Companies, Inc. ("Norcraft"). These risks and uncertainties include: the satisfaction of closing conditions for the transaction between FBHS and Norcraft; market conditions; the impact of any failure to complete the transaction; the risk that FBHS will not realize the anticipated benefits of the transaction; and other factors beyond the companies' control. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, operating income before charges/gains and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

Additional Information

This press release is for informational purposes only and is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of Norcraft stock. Tahiti Acquisition Corp., an affiliate of FBHS, has filed with the Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer, and Norcraft has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. These documents, as they may be amended from time to time, contain important information about the tender offer and investors and stockholders of Norcraft are strongly urged to read them carefully and in their entirety when they become available prior to making any decisions with respect to the tender offer. Norcraft stockholders are able to obtain a free copy of the Solicitation/Recommendation Statement and other documents (when they become available) at the website maintained by the SEC at www.sec.gov. In addition, the Tender Offer Statement and other documents (when they become available) filed by an affiliate of Fortune Brands with the SEC are available to all stockholders of Norcraft free of charge at www.FBHS.com. The Solicitation/Recommendation Statement and other documents (when they become available) filed by Norcraft with the SEC are available to all stockholders of Norcraft free of charge at www.norcraftcompanies.com.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2015	2014	% Change
Net Sales (GAAP)
Cabinets	$411.1	$410.9	-
Plumbing	333.6	309.9	8
Doors	83.2	79.6	5
Security	122.9	88.7	39
Total Net Sales	$950.8	$889.1	7

Operating Income Before Charges/Gains (a)
Cabinets	$13.9	$20.0	(31)
Plumbing	64.9	55.4	17
Doors	(1.2)	(0.1)	(1,100)
Security	9.9	9.2	8
Corporate Expenses	(14.3)	(14.4)	1
Total Operating Income Before Charges/Gains	$73.2	$70.1	4

Earnings Per Share Before Charges/Gains (b)
Diluted - Continuing Operations	$0.28	$0.27	4

EBITDA Before Charges/Gains (c)	$95.5	$90.4	6

(a) (b) (c) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (GAAP)
(In millions)
(Unaudited)

	March 31,	December 31,
	2015	2014

Assets
Current assets
Cash and cash equivalents	$179.4	$191.9
Accounts receivable, net	477.2	458.9
Inventories	501.8	462.2
Other current assets	139.5	122.8
Current assets of discontinued operations	38.6	63.3
Total current assets	1,336.5	1,299.1

Property, plant and equipment, net	543.7	539.8
Goodwill	1,454.4	1,467.8
Other intangible assets, net of accumulated amortization	661.5	656.5
Other assets	70.9	72.4
Non-current assets of discontinued operations	18.3	17.3
Total assets	$4,085.3	$4,052.9

Liabilities and Equity
Current liabilities
Current portion of long-term debt	$26.3	$26.3
Accounts payable	327.4	333.8
Other current liabilities	243.6	322.0
Current liabilities of discontinued operations	11.8	17.5
Total current liabilities	609.1	699.6

Long-term debt	733.7	643.7
Deferred income taxes	151.7	150.6
Other non-current liabilities	289.5	292.5
Non-current liabilities of discontinued operations	2.7	3.4
Total liabilities	1,786.7	1,789.8

Stockholders' equity	2,294.7	2,259.5
Noncontrolling interests	3.9	3.6
Total equity	2,298.6	2,263.1
Total liabilities and equity	$4,085.3	$4,052.9

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Operating Activities
Net income	$40.3	$41.2
Depreciation and amortization	24.0	23.5
Recognition of actuarial losses	-	0.6
Deferred taxes	7.5	11.7
Other noncash items	6.6	9.6
Changes in assets and liabilities, net	(145.1)	(243.2)
Net cash used in operating activities	$(66.7)	$(156.6)

Investing Activities
Capital expenditures, net of proceeds from asset sales	$(24.3)	$(20.9)
Cost of acquisitions, net of cash	(6.3)	-
Net cash used in investing activities	$(30.6)	$(20.9)

Financing Activities
Increase in debt, net	$90.0	$128.5
Proceeds from the exercise of stock options	8.9	8.2
Treasury stock purchases	(0.4)	(68.7)
Dividends to stockholders	(22.3)	(19.9)
All other, net	14.2	13.9
Net cash provided by financing activities	$90.4	$62.0

Effect of foreign exchange rate changes on cash	(5.6)	(1.7)

Net decrease in cash and cash equivalents	$(12.5)	$(117.2)
Cash and cash equivalents at beginning of period	191.9	241.4
Cash and cash equivalents at end of period	$179.4	$124.2

FREE CASH FLOW	Three Months Ended March 31,		2015 Full Year
	2015	2014	Approximation

Free Cash Flow*	$(82.1)	$(169.3)	$250.0
Add:
Capital expenditures	24.6	21.0	130.0
Less:
Proceeds from the sale of assets	0.3	0.1	-
Proceeds from the exercise of stock options	8.9	8.2	10.0
Cash Flow From Operations (GAAP)	$(66.7)	$(156.6)	$370.0

* Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment) plus proceeds from the exercise of stock options.  It additionally does not include any potential impact from the pending Norcraft acquisition.  Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP.  Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock.  This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2015	2014	% Change

Net Sales	$950.8	$889.1	7

Cost of products sold	633.9	593.8	7

Selling, general
and administrative expenses	241.4	222.7	8

Amortization of intangible assets	3.5	3.1	13

Restructuring charges	4.7	0.2	2,250

Operating Income	67.3	69.3	(3)

Interest expense	3.4	1.9	79

Other expense (income), net	1.7	(0.5)	440

Income from continuing operations before income taxes	62.2	67.9	(8)

Income taxes	21.3	21.6	(1)

Income from continuing operations, net of tax	$40.9	$46.3	(12)

Loss from discontinued operations, net of tax	(0.6)	(5.1)	88

Net income	$40.3	$41.2	(2)

Less: Noncontrolling interests	0.3	0.4	(25)

Net income attributable to
Fortune Brands Home & Security	$40.0	$40.8	(2)

Earnings Per Common Share, Diluted:
Net Income from continuing operations	$0.25	$0.27	(7)

Diluted Average Shares Outstanding	162.6	171.2	(5)

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the first quarter of 2015, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $5.9 million ($3.9 million after tax or $0.02 per diluted share) of net restructuring and other charges and a tax item of $1.3 million ($0.01 per diluted share).

For the first quarter of 2014, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $0.2 million of restructuring and other charges and the impact of expense from the actuarial losses associated with our defined benefit plans of $0.6 million ($0.4 million after tax).

	Three Months Ended March 31,
	2015	2014	% Change

Earnings Per Common Share - Diluted
Diluted EPS Before Charges/Gains (b)	$0.28	$0.27	4

Restructuring and other charges	(0.02)	-	-
Defined benefit plan actuarial losses	-	-	-
Tax item	(0.01)	-	-

Diluted EPS - Continuing Operations	$0.25	$0.27	(7)

RECONCILIATION OF FULL YEAR 2015 EARNINGS GUIDANCE TO GAAP

For the full year, the Company is targeting diluted EPS before charges/gains from continuing operations to be in the range of $2.00 to $2.10 per share. The Company's outlook includes the impact of 2014 actions, including the acquisition of SentrySafe, the sale of Simonton windows, the movement of the tool storage business to discontinued operations and share repurchases. The outlook does not include any potential impact from the pending Norcraft acquisition. On a GAAP basis, the Company is targeting diluted EPS from continuing operations to be in the range of $1.97 to $2.07 per share. The Company's GAAP basis EPS range assumes the Company incurs no actuarial gains or losses associated with its defined benefit plans.

(b) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF FULL YEAR 2014 DILUTED EPS BEFORE CHARGES/GAINS TO GAAP DILUTED EPS FROM CONTINUING OPERATIONS
(unaudited)

For the twelve months ended
December 31, 2014

Diluted EPS Before Charges/Gains* (b)	$1.74

Restructuring and other charges	(0.05)
Asset impairment charges	(0.01)
Defined benefit plan actuarial losses	(0.05)
Tax item	0.01

Diluted EPS - Continuing Operations	$1.64

*For the year ended December 31, 2014, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $13.5 million ($8.4 million after tax or $0.05 per diluted share) of restructuring and other charges, a tax benefit resulting from the write off of our investment in an international subsidiary of $1.6 million ($1.6 million after tax or $0.01 per diluted share), an asset impairment charge of $1.6 million ($1.0 million after tax or $0.01 per diluted share) and the impact of expense from actuarial losses associated with our defined benefit plans of $13.7 million ($8.7 million after tax or $0.05 per diluted share).

(b) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO EBITDA BEFORE CHARGES/GAINS

	Three Months Ended March 31,
	2015	2014	% Change

Income from continuing operations, net of tax	$40.9	$46.3	(12)

Depreciation	$20.5	$16.7	23
Amortization of intangible assets	3.5	3.1	13
Restructuring and other charges	5.9	0.2	2,850
Interest expense	3.4	1.9	79
Defined benefit plan actuarial losses	-	0.6	(100)
Income taxes	21.3	21.6	(1)

EBITDA BEFORE CHARGES/GAINS (c)	$95.5	$90.4	6

(c) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Three Months Ended March 31,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

		Restructuring	Defined benefit		Before
	GAAP	and other	plan actuarial	Tax Item	Charges/Gains
	(unaudited)	charges	losses		(Non-GAAP)

2015	FIRST QUARTER

Net Sales	$950.8	-	-	-

Cost of products sold	633.9	(0.1)	-	-
Selling, general & administrative expenses	241.4	(1.1)	-	-
Amortization of intangible assets	3.5	-	-	-
Restructuring charges	4.7	(4.7)	-	-

Operating Income	67.3	5.9	-	-	73.2

Interest expense	3.4	-	-	-
Other expense, net	1.7	-	-	-
Income from continuing operations before income taxes	62.2	5.9	-	-	68.1

Income taxes	21.3	2.0	-	(1.3)

Income from continuing operations, net of tax	$40.9	3.9	-	1.3	$46.1

Loss from discontinued operations	(0.6)	-	-	-

Net Income	40.3	-	-	-

Less: Noncontrolling interests	0.3	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$40.0	3.9	-	1.3	$45.2

Income from continuing operations, net of tax
less noncontrolling interests	$40.6	3.9	-	1.3	$45.8

Diluted Average Shares Outstanding	162.6				162.6

Diluted EPS - Continuing Operations	0.25				0.28

2014

Net Sales	$889.1	-	-	-

Cost of products sold	593.8	-	(0.6)	-
Selling, general & administrative expenses	222.7	-	-	-
Amortization of intangible assets	3.1	-	-	-
Restructuring charges	0.2	(0.2)	-	-

Operating Income	69.3	0.2	0.6	-	70.1

Interest expense	1.9	-	-	-
Other income, net	(0.5)	-	-	-
Income from continuing operations before income taxes	67.9	0.2	0.6	-	68.7

Income taxes	21.6	-	0.2	-

Income from continuing operations, net of tax	$46.3	0.2	0.4	-	$46.9

Income from discontinued operations	(5.1)	-	-	-

Net Income	41.2	-	-	-

Less: Noncontrolling interests	0.4	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$40.8	0.2	0.4	-	$41.4

Income from continuing operations, net of tax
less noncontrolling interests	$45.9	0.2	0.4	-	$46.5

Diluted Average Shares Outstanding	171.2				171.2

Diluted EPS - Continuing Operations	0.27				0.27

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2015	2014	% Change
Net Sales (GAAP)
Cabinets	$411.1	$410.9	-
Plumbing	333.6	309.9	8
Doors	83.2	79.6	5
Security	122.9	88.7	39
Total Net Sales	$950.8	$889.1	7

Operating Income
Cabinets	$13.0	$19.9	(35)
Plumbing	63.8	55.3	15
Doors	(1.2)	(0.1)	(1,100)
Security	8.0	9.2	(13)
Corporate Expenses (1)	(16.3)	(15.0)	(9)
Total Operating Income (GAAP)	$67.3	$69.3	(3)

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating Income Before Charges/Gains (a)
Cabinets	$13.9	$20.0	(31)
Plumbing	64.9	55.4	17
Doors	(1.2)	(0.1)	(1,100)
Security	9.9	9.2	8
Corporate Expenses	(14.3)	(14.4)	1

Total Operating Income Before Charges/Gains (a)	73.2	70.1	4
Restructuring and other charges (2) (3)	(5.9)	(0.2)	(2,850)
Defined benefit plan actuarial losses (4)	-	(0.6)	100
Total Operating Income (GAAP)	$67.3	$69.3	(3)

(1) Corporate expenses include the components of defined benefit plan expense other than service cost including actuarial gains and losses.

(2) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(3) "Other charges" represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such charges or gains may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities, and gains and losses on the sale of previously closed facilities. In addition, other charges include expenses related to the pending Norcraft transaction.

(4) Represents actuarial gains or losses associated with our defined benefit plans. Actuarial gains or losses in a period represent the difference between actual and actuarially assumed experience, principally related to liability discount rates and plan asset returns, as well as other actuarial assumptions including compensation rates, turnover rates, and health care cost trend rates. The Company recognizes actuarial gains or losses immediately in operating income to the extent they cumulatively exceed a “corridor.” The corridor is equal to the greater of 10% of the fair value of plan assets or 10% of a plan’s projected benefit obligation. Actuarial gains or losses are determined at required remeasurement dates which occur at least annually in the fourth quarter. Remeasurements due to plan amendments and settlements may also occur in interim periods during the year. Our operating income before charges/gains reflects our expected rate of return on pension plan assets which in a given period may materially differ from our actual return on plan assets. Our liability discount rates and plan asset returns are based upon difficult to predict fluctuations in global bond and equity markets that are not directly related to the Company’s business. We believe that the exclusion of actuarial gains or losses from operating income before charges/gains provides investors with useful supplemental information regarding the underlying performance of the business from period to period that may be considered in conjunction with our operating income as measured on a GAAP basis. We present this supplemental information because such actuarial gains or losses may create volatility in our operating income that does not necessarily have an immediate corresponding impact on operating cash flow or the actual compensation and benefits provided to our employees. The table below sets forth additional supplemental information on the Company’s historical actual and expected rate of return on plan assets, as well as discount rates used to value its defined benefit obligations:

($ In millions)
	Year Ended		Year Ended
	December 31, 2014		December 31, 2013
	%	$	%	$
Actual return on plan assets	9.8%	$52.0	15.2%	$74.6
Expected return on plan assets	7.4%	42.2	7.8%	41.8
Discount rate at December 31:
Pension benefits	4.2%		5.0%
Postretirement benefits	3.5%		4.3%

(a) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(unaudited)

RECONCILIATION OF SEGMENT OPERATING INCOME BEFORE CHARGES/GAINS TO GAAP OPERATING INCOME

	For the three month period ended

	March 31, 2015	March 31, 2014	$ change	% change
CABINETS
Operating income before charges/gains(a)	$13.9	$20.0	$(6.1)	(31)
Restructuring charges (1)	(0.9)	(0.1)	(0.8)	(800)
Operating income (GAAP)	$13.0	$19.9	$(6.9)	(35)

PLUMBING
Operating income before charges/gains(a)	$64.9	$55.4	$9.5	17
Restructuring charges (1)	(1.0)	(0.1)	(0.9)	(900)
Other charges (2)
Cost of products sold	(0.1)	-	(0.1)	(100)
Operating income (GAAP)	$63.8	$55.3	$8.5	15

DOORS
Operating income before charges/gains (a)	$(1.2)	$(0.1)	$(1.1)	(1,100)
Operating income (GAAP)	$(1.2)	$(0.1)	$(1.1)	(1,100)

SECURITY
Operating income before charges/gains(a)	$9.9	$9.2	$0.7	8
Restructuring charges (1)	(1.9)	-	(1.9)	(100)
Operating income (GAAP)	$8.0	$9.2	$(1.2)	(13)

CORPORATE
Corporate expense before charges/gains(a)	$(14.3)	$(14.4)	$0.1	1
Restructuring charges (1)	(0.9)	-	(0.9)	(100)
Other charges (2)
Cost of products sold	(1.1)	-	-	(100)
Defined benefit plan actuarial losses (3)	-	(0.6)	0.6	100
Corporate expense (GAAP)	$(16.3)	$(15.0)	$(0.2)	(9)

(1) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(2) "Other charges" represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such charges or gains may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities, and gains and losses on the sale of previously closed facilities. In addition, other charges include expenses related to the pending Norcraft transaction.

(3) Represents actuarial gains or losses associated with our defined benefit plans. Actuarial gains or losses in a period represent the difference between actual and actuarially assumed experience, principally related to liability discount rates and plan asset returns, as well as other actuarial assumptions including compensation rates, turnover rates, and health care cost trend rates. The Company recognizes actuarial gains or losses immediately in operating income to the extent they cumulatively exceed a “corridor.” The corridor is equal to the greater of 10% of the fair value of plan assets or 10% of a plan’s projected benefit obligation. Actuarial gains or losses are determined at required remeasurement dates which occur at least annually in the fourth quarter. Remeasurements due to plan amendments and settlements may also occur in interim periods during the year. Our operating income before charges/gains reflects our expected rate of return on pension plan assets which in a given period may materially differ from our actual return on plan assets. Our liability discount rates and plan asset returns are based upon difficult to predict fluctuations in global bond and equity markets that are not directly related to the Company’s business. We believe that the exclusion of actuarial gains or losses from operating income before charges/gains provides investors with useful supplemental information regarding the underlying performance of the business from period to period that may be considered in conjunction with our operating income as measured on a GAAP basis. We present this supplemental information because such actuarial gains or losses may create volatility in our operating income that does not necessarily have an immediate corresponding impact on operating cash flow or the actual compensation and benefits provided to our employees. The table below sets forth additional supplemental information on the Company’s historical actual and expected rate of return on plan assets, as well as discount rates used to value its defined benefit obligations:

($ In millions)
	Year Ended		Year Ended
	December 31, 2014		December 31, 2013
	%	$	%	$
Actual return on plan assets	9.8%	$52.0	15.2%	$74.6
Expected return on plan assets	7.4%	42.2	7.8%	41.8
Discount rate at December 31:
Pension benefits	4.2%		5.0%
Postretirement benefits	3.5%		4.3%

(a) For definitions of Non-GAAP measures, see Definitions of Terms page

Definitions of Terms: Non-GAAP Measures

(a) Operating income before charges/gains is operating income derived in accordance with GAAP excluding restructuring and other charges and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Operating income before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted EPS before charges/gains is income from continuing operations, net of tax, less noncontrolling interests calculated on a diluted per-share basis excluding restructuring and other charges, tax items and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is income from continuing operations, net of tax, derived in accordance with GAAP excluding the following impacts on income from continuing operations, net of tax: restructuring and other charges, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

CONTACT:
Fortune Brands Home & Security, Inc.
INVESTOR and MEDIA CONTACT:
Brian Lantz
847-484-4574
brian.lantz@FBHS.com